Exhibit 3.129

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

PEE DEE REGIONAL HEALTH CARE CENTER, INC.

(Fill This Form in

Duplicate Originals)

(Sect. 33-7-30 of 1978 Code)

(INSTRUCTIONS ON PAGE 4)

1.	The name of the proposed corporation is PEE DEE REGIONAL HEALTH CARE CENTER, INC.

2.	The initial registered office of the corporation is 1001 W. Evans Street, P. O. Box 1158 located in the city of Florence (29503) county of Florence and the State of South Carolina and the name of its initial registered agent at such address is Walter N. Lawson.

3.	The period of duration of the corporation shall be perpetual.

4.	The corporation is authorized to issue shares of stock as follows:

Class of shares	Authorized No. of such shares	Par Value
Common	100,000	$1.00

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences and limitations of the shares of each class and of each series within a class, are as follows:

5.	Total authorized capital stock One Hundred Thousand ($100,000.00) Dollars Please see instructions on Page 4.

6.	The existence of the corporation shall begin as of the filing date with the Secretary of State.

7.	The number of directors constituting the initial board of Directors of the corporation is 3 and the names and addresses of the persons who are in service as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Walter N. Lawson	1001 W. Evans Street, Florence, S.C. 29503
Name	Address

Bryson F. Hill, Jr.	108 North Jefferson St., Huntsville, AL 35801
Name	Address

James M. Potter	2010 Highland Ave., Florence, S.C. 29502
Name	Address

Name	Address

Name	Address

Name	Address

Name	Address

8.	The general nature of the business for which the corporation is organized in:

To acquire, develop, construct, own, operate and/or sell health care facilities, including nursing homes; and to engage in any other business and activity not prohibited by law.

9.	Provisions with the incorporators elect to include in the articles of incorporation are as follows:

None.

10.	The name and address of each incorporator is:

Name	[Street and Apt. No.]	City	County	State
Walter N. Lawson	1001 W. Evans St.	Florence	Florence	South Carolina

/s/ Walter N. Lawson
(Signature of Incorporator)

Date	May 2, 1983	Walter N. Lawson
(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

STATE OF SOUTH CAROLINA

COUNTY OF FLORENCE

The undersigned Walter N. Lawson does hereby certify that he is incorporators of Pee Dee Regional Health Care Center, Inc. Corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

/s/ Walter N. Lawson
[illegible]

Walter N. Lawson
[illegible]

[illegible]

11.	I, Eric B. Amstutz, an attorney licensed to practice in the State of South Carolina, certify that the corporation to whose articles of incorporation this certificate is attached, has complied with the requirement of chapter 7 of Title 33 of the South Carolina Code of 1975, relating to the organization of corporations and that in my opinion, the corporation is organized for a lawful purpose.

Date	May 2, 1983	/s/Eric B. Amstutz
(Signature)

Eric B. Amstutz
(Type or Print Name)

		Address	P.O. Box 10207
Greenville, S.C. 29603

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

THE ARTICLES OF INCORPORATION OF

PEE DEE REGIONAL HEALTH CARE CENTER, INC.

(Fill This Form in Duplicate)

Pursuant to Authority of Section 33-15-10 the South Carolina Code of 1976 as amended, the undersigned Corporation adopts the following Articles of Amendments to its Articles of Incorporation:

1.	The name of the proposed corporation is Pee Dee Regional Health Care Center, Inc.

2.	The Registered Office of the corporation is 1001 W. Evans Street, P. O. Box 1156 in the city of Florence, County of Florence and the State of South Carolina and the name of the Registered Agent at such address is Walter N. Lawson.

(Complete item 3 or 4 whichever is relevant)

3.	a. The following Amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on June 20, 1986.

(Text of Amendment)

Article 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

“The name of the Corporation is HEALTHSOUTH Rehabilitation Center Inc.

“2.	The registered office of the Corporation is 409 East North Street (29801) in the City of Greenville, County of Greenville and the State of South Carolina and the name of the Registered Agent at such address is C T Corporation System.”

b.	At the date of adoption of the Amendment, the total number of all outstanding shares of the Corporation was 10,000. The total of such shares entitled to vote, and the vote of such shares was:

	Number of Shares Voted
Total number of Shares Entitled to Vote	For	Against
10,000 shares Common Stock	10,000	-0-

c.	At the date of adoption of the Amendment, the number of outstanding shares of each class entitled to vote as a class on the Amendment, and the vote of such shares, was: (if inapplicable, insert “none”)

	Number of Shares Entitled to Vote	Number of Shares Voted
Class		For	Against
Common Stock	10,000	10,000	-0-

4.	a. Prior to the organizational meeting the Corporation and with the consent of the subscribers, the following Amendment was adopted by the incorporator(s) on Not applicable.

(Text of Amendment)

b.	The number of withdrawals of subscribers, if such be the case is

c.	The number of incorporators are and the number voting for the Amendment was and the number voting against the Amendment was

5.	The manner, if not set fort in the Amendment, in which any exchange, reclassification, or cancellation or issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “no change”)

No Change

6.	The manner in which the Amendment effects a change in the amount of stated capital, and amount of stated capital, expressed in dollars, as changed by the Amendment, is as follows (if not applicable, insert “no change”)

No Change

Date September 24, 1986	PEE DEE REGIONAL HEALTH CARE CENTER, INC.
(Name of Corporation)

/s/ Richard M. Scrushy
Richard M. Scrushy, President

Note: Any person signing this [illegible]

opposite or beneath his signature, clearly and

legibly state his name and the capacity in

which he signs. Must be signed in accordance

with Section [illegible] of the 1974 Code,

as amended.

/s/ Anthony J. Tanner
Anthony J. Tanner, Secretary

STATE OF ALABAMA

COUNTY OF JEFFERSON

The undersigned Richard M. Scrushy and Anthony J. Tanner do hereby certify that they are the duly elected and acting President and Secretary respectively, of Pee Dee Regional Health Care Center, Inc. and are authorized to execute this document: that each of the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

Dated at Birmingham, Alabama this 24th day of September, 1986.

/s/ Richard M. Scrushy
Richard M. Scrushy

/s/ Anthony J. Tanner
Anthony J. Tanner